Exhibit 99.1

Appalachian Bancshares, Inc. Announces 36.7% Increase in Net Income for the Fourth Quarter 2005 and 26.6% for the Full Year 2005

ELLIJAY, Ga., January 30, 2006 - Appalachian Bancshares, Inc. (Nasdaq:APAB) today announced an increase of 26.6% in net income for the year ended December 31, 2005, to $5.1 million, or $1.21 per diluted share, compared to $4.0 million, or $1.04 per diluted share, for the previous year ended December 31, 2004. Included in diluted earnings per share of $1.21 for 2005 was a 37% increase in the Company’s outstanding common stock, resulting primarily from the issuance and sale by the Company of 1,265,000 common shares, in a secondary stock offering during the fourth quarter of 2005.

Total assets grew 25.3%, to $592.6 million, for the year ended December 31, 2005, while total loans grew 21.2%, to $457.4 million. Total deposits grew to $473.3 million at year-end 2005, an increase of 24.1% from December 31, 2004. Noninterest-bearing deposits were $46.6 million, a 41.5% increase from December 31, 2004, while interest-bearing deposits grew 22.4% to $426.7 million, over the same period. At year-end, non-performing assets totaled $1.2 million, a decrease of $302,000 from the third quarter of 2005 and a decrease of $836,000 from the year ended 2004. Book value per share was $11.62 per share at December 31, 2005, compared to $9.58 per share at December 31, 2004, an increase of 21.3%.

For the fourth quarter, the Company’s net income was $1.5 million, or an increase of 36.7% over net income of $1.1 million for the same period last year. Earnings per diluted share, including the 1,265,000 common shares issued and sold by the Company in the fourth quarter, rose to $0.30 for the quarter, an increase of 7.1% over $0.28 per diluted share for the quarter ended December 31, 2004. Net interest income increased 34.6%, to $6.5 million, compared to $4.8 million for the fourth quarter of 2004. Noninterest income in the fourth quarter of 2005 rose 25.6% over the same period a year ago, to $937,000.

“Appalachian Bancshares finished 2005 on a strong note,” said Chief Executive Officer, Tracy R. Newton. “Solid growth in deposits and loans enabled us to continue to boost our core earnings in the fourth quarter, while also continuing to invest in our people and our operations. We also look forward to moving into our new corporate headquarters during the first quarter of 2006.”

Return on average assets for the year ended December 31, 2005, was 0.99%, compared to 0.91% for the same period a year ago. Return on average assets for the fourth quarter was 1.06%, compared with 0.94% for the fourth quarter of 2004. The net interest margin increased to 4.77% at December 31, 2005, compared to 4.42% at December 31, 2004. The net interest margin for the fourth quarter was 4.92%, compared to 4.49% for the same period in 2004.

Return on average equity was 12.18% for the year ended December 31, 2005, compared to 12.23% for 2004. The decline in return on average equity resulted primarily from the 27.1% increase in the Company’s average equity, derived in large part from the proceeds of the Company’s secondary stock offering in the fourth quarter of 2005.

Mr. Newton stated that, “Thanks to the hard work and dedication of our employees, 2005 was a milestone year for our company. We exceeded $500 million in assets, completed a successful secondary stock offering that raised $18.4 million of additional capital, and our stock was listed on the Nasdaq National Market.”

Mr. Newton further commented that, “Our stated long-term financial goals are to sustain double-digit growth in diluted earnings per share, maintain solid credit quality, and enter at least one new market, through de novo branch openings or acquisitions, where it fits our strategy. The additional capital from our stock offering will allow us to move closer to achieving these goals in 2006.”

About Appalachian Bancshares, Inc.

Appalachian Bancshares Inc., based in Ellijay, Georgia, is the holding company of Appalachian Community Bank, a state-chartered bank organized under the laws of the State of Georgia. Appalachian Community Bank, which also operates under the trade name of Gilmer County Bank, has assets of $592 million and provides a full range of community banking services to individuals, small and medium-sized businesses, and farmers, through its North Georgia banking offices located in Ellijay, East Ellijay, Blue Ridge and Blairsville. The common stock of Appalachian Bancshares, Inc. is traded on the Nasdaq National Market, under the symbol APAB. For more information, please visit the Company’s website at www.acbanks.net.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Please contact Tracy R. Newton, Chief Executive Officer, or Joseph T. Moss Jr., President and Chief Operating Officer, at (706) 276-8160, with any questions or requests for additional information.

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	12/31/2005	12/31/2004	% Change	12/31/2005	12/31/2004	% Change

Earnings Summary
Interest income	$10,135	$6,914	46.6%	$34,750	$25,735	35.0%
Interest expense	(3,653)	(2,098)	74.1%	(11,880)	(7,558)	57.2%
Net interest income	6,482	4,816	34.6%	22,870	18,177	25.8%
Federal tax (FTE) adjustment	77	76	1.3%	299	316	-5.4%
Net interest income (FTE)	6,559	4,892	34.1%	23,169	18,493	25.3%
Provision for loan losses	(665)	(310)	114.5%	(2,211)	(1,235)	79.0%
Noninterest income	937	746	25.6%	3,303	2,830	16.7%
Noninterest expense	(4,442)	(3,618)	22.8%	(16,338)	(13,840)	18.0%
Earnings before income taxes (FTE)	2,389	1,710	39.7%	7,923	6,248	26.8%
FTE adjustment	(77)	(76)	1.3%	(299)	(316)	-5.4%
Income tax expense	(806)	(532)	51.5%	(2,502)	(1,885)	32.7%
Net income	$1,506	$1,102	36.7%	$5,122	$4,047	26.6%

Per Common Share
Net income - basic	$0.30	$0.30	0.0%	$1.24	$1.09	13.8%
Net income - diluted	0.30	0.28	7.1%	1.21	1.04	16.3%
Book value	11.62	9.58	21.3%	11.62	9.58	21.3%
End of period shares outstanding	5,149,524	3,764,599	36.8%	5,149,524	3,764,599	36.8%
Weighted average shares outstanding:
Basic	4,958,848	3,736,079	32.7%	4,123,403	3,724,095	10.7%
Diluted	5,077,852	3,894,154	30.4%	4,247,334	3,885,490	9.3%

	Average for Quarter Ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Balance Sheet Highlights
Loans	$445,565	$424,629	$401,669	$381,556	$375,089
Allowance for loan losses	5,661	5,136	4,666	4,364	4,266
Investment securities	71,086	67,160	63,202	64,084	59,925
Earning assets	533,110	495,312	466,282	446,270	435,388
Total assets	568,300	529,896	498,949	478,091	467,450
Total deposits	467,566	439,985	409,356	389,134	378,071
Short-term borrowings	5,718	10,789	12,374	14,256	11,680
FHLB advances	29,770	30,773	31,245	30,271	34,287
Subordinated long-term capital notes	6,186	6,186	6,186	6,186	6,186
Shareholders' equity	55,422	38,851	37,468	36,343	34,976

	Average for Year Ended
	12/31/2005	12/31/2004	% Change
Balance Sheet Highlights
Loans	$413,561	$360,261	14.8%
Allowance for loan losses	4,961	4,094	21.2%
Investment securities	66,404	56,981	16.5%
Earning assets	485,623	417,684	16.3%
Total assets	518,899	446,074	16.3%
Total deposits	426,762	362,316	17.8%
Short-term borrowings	11,659	17,953	-35.1%
FHLB advances	29,616	24,760	19.6%
Subordinated long-term capital notes	6,186	6,186	0.0%
Shareholders' equity	42,065	33,102	27.1%

						% change
	Ending Balance					12/31/2004 to
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004	12/31/2005
Balance Sheet Highlights
Loans	457,418	425,284	409,190	388,424	377,352	21.2%
Allowance for loan losses	6,059	5,437	4,936	4,467	4,349	39.3%
Investment securities	71,570	68,383	64,007	64,090	64,655	10.7%
Earning assets	543,242	506,640	477,001	461,104	442,470	22.8%
Total assets	592,606	546,338	516,492	495,978	472,811	25.3%
Total deposits	473,310	452,654	424,102	394,564	381,498	24.1%
Short-term borrowings	24,892	13,861	14,273	24,528	15,470	60.9%
FHLB advances	24,950	30,400	30,950	31,400	31,950	-21.9%
Subordinated long-term capital notes	6,186	6,186	6,186	6,186	6,186	0.0%
Shareholders' equity	59,825	39,979	38,547	37,122	36,083	65.8%

	Quarter Ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Nonperforming Assets
Nonaccruing loans	$1,020	$1,359	$1,347	$1,302	$1,524
Loans past due 90 days or more	71	34	91	18	34
Restructured loans	-	-	-	-	-
Total nonperforming loans	1,091	1,393	1,438	1,320	1,558
Other real estate	147	147	136	136	516
Total nonperforming assets	$1,238	$1,540	$1,574	$1,456	$2,074

	Quarter Ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Allowance for Loan Losses
Balance at beginning of period	$5,437	$4,936	$4,467	$4,349	$4,257

Total loans charged off	(70)	(122)	(40)	(328)	(227)
Total recoveries on loans previously charged off	27	6	17	9	9
Net loans charged off	(43)	(116)	(23)	(319)	(218)

Provision for loan losses	665	617	492	437	310
Balance at end of period	$6,059	$5,437	$4,936	$4,467	$4,349

Allowance at end of period to loans	1.32%	1.28%	1.21%	1.15%	1.15%
Allowance at end of period to average loans	1.36%	1.28%	1.23%	1.17%	1.16%
Net charge-offs to average loans	0.01%	0.03%	0.01%	0.08%	0.06%
Net charge-offs to allowance at end of period	0.71%	2.13%	0.47%	7.14%	5.01%
Recoveries to prior period charge-offs	22.13%	15.00%	5.18%	3.96%	4.39%

	Year-to-Date Period Ended
Selected Ratios	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Return on average assets*	0.99%	0.96%	0.91%	0.81%	0.91%
Return on average equity*	12.18%	12.83%	12.06%	10.62%	12.23%
Average earning assets to average total assets	93.59%	93.47%	93.40%	93.34%	93.64%
Average loans as percentage of average deposits	96.91%	97.52%	98.09%	98.05%	99.43%
Net interest margin (tax equivalent)*	4.77%	4.73%	4.60%	4.47%	4.42%
Average equity to average assets	8.11%	7.48%	7.55%	7.60%	7.42%
Efficiency ratio (tax equivalent)*	61.72%	62.57%	64.02%	66.86%	64.77%
* Annualized

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Interest Income
Interest and fees on loans	$9,302	$6,342	$32,014	$23,652
Interest on investment securities:
Taxable securities	494	395	1,843	1,402
Nontaxable securities	168	163	655	650
Interest on deposits with other banks	7	3	20	5
Interest on federal funds sold	164	11	218	26
Total Interest Income	10,135	6,914	34,750	25,735

Interest Expense
Interest on deposits	3,223	1,701	10,132	6,209
Interest on short-term borrowings	24	46	174	123
Interest on FHLB advances	293	266	1,170	942
Interest on subordinated long-term capital notes	113	85	404	284
Total Interest Expense	3,653	2,098	11,880	7,558

Net Interest Income	6,482	4,816	22,870	18,177
Provision for loan losses	665	310	2,211	1,235

Net Interest Income After Provision for Loan Losses	5,817	4,506	20,659	16,942

Noninterest Income
Customer service fees	401	346	1,434	1,234
Insurance commissions	20	9	71	48
Mortgage origination fees	269	161	959	801
Investment securities (losses)	-	-	-	(23)
Other operating income	247	230	839	770
Total Noninterest Income	937	746	3,303	2,830

Noninterest Expenses
Salaries and employee benefits	2,406	1,855	8,741	6,885
Occupancy, furniture and equipment expense	478	507	2,014	1,956
Other operating expenses	1,558	1,256	5,583	4,999
Total Noninterest expense	4,442	3,618	16,338	13,840

Income before income taxes	2,312	1,634	7,624	5,932
Income tax expense	806	532	2,502	1,885

Net Income	$1,506	$1,102	$5,122	$4,047

Earnings Per Common Share
Basic	$0.30	$0.30	$1.24	$1.09
Diluted	$0.30	0.28	1.21	1.04

Cash Dividends Declared Per Common Share	$-	$-	$-	$-

Weighted Average Shares Outstanding
Basic	4,958,848	3,736,079	4,123,403	3,724,095
Diluted	5,077,852	3,894,154	4,247,334	3,885,490

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(Dollars in thousands)

	12/31/2005	12/31/2004
Assets
Cash and due from banks	$20,772	$4,954
Interest-bearing deposits with other banks	13,765	404
Federal funds sold	799	2,156
Cash and Cash Equivalents	35,336	7,514

Securities available-for-sale	71,570	64,655

Loans, net of unearned income	457,418	377,352
Allowance for loan losses	(6,059)	(4,349)
Net Loans	451,359	373,003

Premises and equipment, net	16,797	12,989
Accrued interest	4,751	2,901
Cash surrender value on life insurance	8,143	7,833
Intangibles, net	1,992	1,992
Other assets	2,658	1,924

Total Assets	$592,606	$472,811

Liabilities and Shareholders' Equity

Liabilities
Noninterest-bearing deposits	$46,561	$32,896
Interest-bearing deposits	426,749	348,602
Total Deposits	473,310	381,498

Short-term borrowings	24,892	15,470
Accrued interest	728	540
FHLB advances	24,950	31,950
Subordinated long-term capital notes	6,186	6,186
Other liabilities	2,715	1,084
Total Liabilities	532,781	436,728

Shareholders' Equity
Preferred Stock, 20,000,000 shares authorized, none issued	-	-
Common stock, par value $0.01 per share, 20,000,000 shares authorized, 5,225,497 shares issued at December 31, 2005 and 3,840,572 shares issued at December 31, 2004	52	38
Paid-in capital	43,184	23,732
Retained earnings	17,757	12,635
Accumulated other comprehensive income (loss)	(468)	378
Treasury stock, at cost (75,973 shares at December 31, 2005 and at December 31, 2004)	(700)	(700)
Total Shareholders' Equity	59,825	36,083
.
Total Liabilities and Shareholders' Equity	$592,606	$472,811